EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	Investor Relations contact:
Christian Janzen
Tel: 415-278-7933
investor_relations@gymboree.com

Media Relations contact:
Tel: 415-278-7493
media_relations@gymboree.com

The Gymboree Corporation Reports First Fiscal Quarter 2012 Results

San Francisco, Calif., June 6, 2012 – The Gymboree Corporation (the “Company”) today reported consolidated financial results for the first fiscal quarter ended April 28, 2012.

For the first quarter of the fiscal year ending February 2, 2013 (“fiscal 2012”), net sales were $297.8 million, an increase of 10.2% compared to $270.3 million in net sales for the first fiscal quarter of the prior year. Comparable store sales for the quarter increased 1% versus the first quarter of the fiscal year ended January 28, 2012 (“fiscal 2011”).

Gross profit for the first quarter of fiscal 2012 was $121.8 million, or 40.9% of net sales, compared to $110.9 million, or 41.0% of net sales, for the first quarter of fiscal 2011. Excluding purchase accounting adjustments of $3.0 million and $14.1 million for the first quarter of fiscal 2012 and the first quarter of fiscal 2011, respectively, relating to the November 2010 acquisition of the Company by Giraffe Holding, Inc., an entity controlled by investment funds sponsored by Bain Capital Partners, LLC (the “Acquisition”), gross profit was $124.8 million, or 41.9% of net sales, and $125.0 million, or 46.2% of net sales, for the first quarter of fiscal 2012 and the first quarter of fiscal 2011, respectively (see Exhibit D).

SG&A expense for the first quarter of fiscal 2012 was $91.7 million, or 30.8% of net sales, compared to $84.6 million, or 31.3% of net sales, in the first quarter of the prior year. Results for the first quarter of fiscal 2012 and fiscal 2011 include $5.2 million and $6.1 million, respectively, of additional costs resulting from the Acquisition, including the effect of purchase accounting adjustments. Excluding these charges, SG&A expense for the first quarter of fiscal 2012 and fiscal 2011 was $86.5 million, or 29.1% of net sales, and $78.5 million, or 29.0% of net sales, respectively, which represents an increase of 10 basis points over fiscal 2011 (see Exhibit D).

Net income for the first quarter of fiscal 2012 was $4.2 million compared to a net loss of $10.4 million for the same period last year. The significant increase in net income primarily resulted from higher debt extinguishment expense and higher Acquisition-related costs incurred during the prior fiscal year.

Net income attributable to The Gymboree Corporation before interest (income) expense, income tax benefit and depreciation and amortization, adjusted for other items (“Adjusted EBITDA”), for the first quarter of fiscal 2012 decreased 14.4% to $50.8 million compared to $59.3 million for the first quarter of the prior year. Adjusted EBITDA is not a performance measure under GAAP. See “Non-GAAP Financial Measures” below. A reconciliation of net income/(loss) attributable to The Gymboree Corporation to Adjusted EBITDA presented herein is included in Exhibit D of this press release.

Balance Sheet Highlights

Effective March 2012, the Company’s $225 million asset-backed loan (“ABL”) facility was refinanced to take advantage of favorable rates and to extend the maturity date. There were no borrowings outstanding under the ABL as of the end of the first fiscal quarter and approximately $172.5 million of undrawn availability.

Cash at the end of the first fiscal quarter 2012 increased to $88.3 million from $48.2 million at the end of the first fiscal quarter 2011.

Capital expenditures for the first quarter of fiscal 2012 were $8.6 million with the majority of the cash used to fund the opening of 24 new stores during the quarter.

Inventory balances at the end of the first fiscal quarter of 2012 were $185.7 million compared to $163.7 million at the end of the first fiscal quarter of 2011. Inventory cost on a per square foot basis was up 5%, while inventory units on a per square foot basis were down in the low single-digits.

Fiscal 2012 Business Outlook

Sales Expectations

The Company anticipates comparable store sales growth to be down in the low to mid-single digits for the second fiscal quarter of 2012 and flat to up in the low-single digits for the full year fiscal 2012.

Adjusted EBITDA

The Company expects Adjusted EBITDA for fiscal 2012 to increase modestly over fiscal 2011. The Company also anticipates generating sufficient cash flow to service its debt and fund its growth in fiscal 2012.

New Stores

During fiscal 2012, the Company plans to open 105 new stores, including 80 Crazy 8 stores.

Capital Expenditures

During fiscal 2012, the Company anticipates spending $45 million for capital expenditures.

Non-GAAP Financial Measures

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest (income) expense, income tax expense (benefit), and depreciation and amortization ("EBITDA") adjusted for other items, including loss on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the Acquisition.

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. See Exhibit D for a reconciliation of Adjusted EBITDA to net income (loss).

Management Presentation

The live broadcast of the discussion of first fiscal quarter 2012 financial results will be available to interested parties at 1:00 p.m. PT (4:00 p.m. ET) on Wednesday, June 6, 2012. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on “Company Information” at the bottom of the page, go to “Investor and Media Relations” and then “Conference Calls & Webcasts.” A replay of the call will be available two hours after the broadcast through midnight PT, Tuesday, June 12, 2012, at 855-859-2056, passcode 80621956.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of April 28, 2012, the Company operated a total of 1,166 retail stores: 631 Gymboree® stores (586 in the United States, 41 in Canada, 1 in Puerto Rico and 3 in Australia), 154 Gymboree Outlet stores, 125 Janie and Jack® shops and 256 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 716 franchised and Company-operated Gymboree Play & Music® centers in the United States and 39 other countries.

Forward-Looking Statements

The foregoing financial information for the first fiscal quarter ended April 28, 2012 is unaudited and subject to quarter-end and year-end adjustments.   The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation's anticipated future financial performance, such as those relating to its comparable store sales growth, Adjusted EBITDA, cash flows and new store openings in fiscal 2012. Actual results could vary materially as a result of a number of factors, including the ongoing volatility in the commodities market for cotton, uncertainties relating to high levels of unemployment and consumer debt, volatility in the financial markets, general economic conditions, the Company’s ability to anticipate and timely respond to changes in trends and consumer preferences and customer reactions to new merchandise, service levels and new concepts, competitive market conditions, success in meeting the Company's delivery targets, the Company's promotional activity, gross margin achievement, the Company's ability to appropriately manage inventory, effects of future embargos from countries used to source product, the Company’s ability to attract and retain key personnel and other qualified team members, and other factors, including those discussed under “Risk Factors” in “Item 1A, Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, filed with the Securities and Exchange Commission on April 26, 2012. The forward-looking statements contained in this press release reflect the Company's expectations as of the date hereof, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by the Company that its plans or objectives will be achieved. The Company undertakes no obligation to update the information provided herein.

Gymboree, Janie and Jack, Crazy 8, and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

 ###

EXHIBIT A

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	13 Weeks Ended	13 Weeks Ended
	April 28, 2012	April 30, 2011
	($ in thousands)
Net sales:
Retail	$288,116	$265,882
Gymboree Play & Music	5,792	2,925
Retail Franchise	3,843	1,449
Total net sales	297,751	270,256
Cost of goods sold, including buying and occupancy expenses	(175,927)	(159,396)

Gross profit	121,824	110,860
Selling, general and administrative expenses	(91,739)	(84,566)

Operating income	30,085	26,294
Interest income	59	53
Interest expense	(21,658)	(24,003)
Loss on extinguishment of debt	(1,237)	(19,563)
Other (expense) income, net	(66)	30

Income (loss) before income taxes	7,183	(17,189)
Income tax (expense) benefit	(3,013)	6,749

Net income (loss)	4,170	(10,440)
Net loss attributable to noncontrolling interest	826	-
Net income (loss) attributable to The Gymboree Corporation	$4,996	$(10,440)

EXHIBIT B

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	2012	2012	2011
	($ in thousands)
Current Assets
Cash and cash equivalents	$88,268	$77,910	$48,153
Accounts receivable	25,264	27,277	16,527
Merchandise inventories	185,691	210,212	163,666
Prepaid income taxes	3,220	3,736	16,549
Prepaid expenses and deferred income taxes	34,373	41,647	40,858
Total current assets	336,816	360,782	285,753

Property and Equipment, net	202,419	202,152	210,588
Goodwill	899,097	899,097	927,397
Other Intangible Assets	594,574	599,195	613,396
Deferred Financing Costs	46,220	47,915	52,840
Other Assets	5,504	4,646	13,059
Total Assets	$2,084,630	$2,113,787	$2,103,033

Current Liabilities
Accounts payable	$48,954	$79,027	$36,201
Accrued liabilities	91,772	94,178	80,275
Current portion of long-term debt	15,648	17,698	8,200
Total current liabilities	156,374	190,903	124,676

Long-Term Liabilities
Long-term debt	1,192,241	1,192,171	1,207,613
Deferred income taxes	242,244	245,495	251,077
Lease incentives and other deferred liabilities	39,254	36,579	29,621
Total Liabilities	1,630,113	1,665,148	1,612,987
Stockholders’ Equity	454,517	448,639	490,046
Total Liabilities and Stockholders’ Equity	$2,084,630	$2,113,787	$2,103,033

EXHIBIT C

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	13 Weeks Ended	13 Weeks Ended
	April 28, 2012	April 30, 2011
	($ in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,170	$(10,440)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Write-off of deferred financing costs and original issue discount	1,237	15,860
Depreciation and amortization	14,248	14,245
Amortization of deferred financing costs and accretion of original issue discount	1,802	1,702
Loss on disposal/impairment of assets	62	768
Provision (benefit) for deferred income taxes	2,098	(6,952)
Interest rate cap contracts - adjustment to market	53	-
Share-based compensation expense	1,407	1,402
Other non-cash expense	786	-
Change in assets and liabilities:
Accounts receivable	(380)	(2,853)
Merchandise inventories	24,046	20,764
Prepaid expenses and other assets	1,902	(244)
Income tax payable/prepaid income taxes	525	(398)
Accounts payable	(30,078)	(18,302)
Accrued liabilities	(5,378)	(861)
Lease incentives and other deferred liabilities	3,476	4,267
Net cash provided by operating activities	19,976	18,958

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(8,625)	(7,891)
Acquisition of business, net of cash acquired	-	(1,352)
Other	(176)	(61)
Net cash used in investing activities	(8,801)	(9,304)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Term Loan	-	820,000
Payments on Term Loan	(2,050)	(822,050)
Proceeds from ABL facility	-	20,656
Payments on ABL facility	-	(20,656)
Deferred financing costs	(1,274)	(6,529)
Capital contribution	2,400	14,865
Net cash (used in) provided by financing activities	(924)	6,286

Effect of exchange rate fluctuations on cash	107	89

Net increase in cash and cash equivalents	10,358	16,029

CASH AND CASH EQUIVALENTS:
Beginning of period	77,910	32,124
End of period	$88,268	$48,153

 EXHIBIT D

THE GYMBOREE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

ADJUSTED EBITDA:

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest income/expense, income taxes, and depreciation and amortization ("EBITDA") adjusted for other items, including loss on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the acquisition of the Company by Bain Capital Partners, LLC.

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

The table below provides a reconciliation of net income (loss) attributable to The Gymboree Corporation to Adjusted EBITDA ($ in thousands):

	13 Weeks Ended	13 Weeks Ended
	April 28, 2012	April 30, 2011
Net income (loss) attributable to The Gymboree Corporation	$4,996	$(10,440)
Reconciling items (a):
Interest expense	21,658	24,003
Interest income	(48)	(53)
Income tax expense (benefit)	2,954	(6,749)
Depreciation and amortization (b)	14,162	14,245
Non-cash share-based compensation expense	1,407	1,402
Loss on disposal/impairment on assets	62	768
Loss on extinguishment of debt	1,237	19,563
Acquisition-related adjustments (c)	4,398	16,606
Adjusted EBITDA	$50,826	$59,345

(a) Exclude amounts related to noncontrolling interest, which are already excluded from net income (loss) attributable to The Gymboree Corporation.

(b) Includes the following (in thousands):
Amortization of intangible assets (impacts SG&A)	$4,340	$4,144
Amortization of below and above market leases (impacts COGS)	(548)	(513)
	$3,792	$3,631

(c) Includes the following (in thousands):
Adjustment to cost of goods sold from an increase in the net book value of inventory as a result of purchase accounting (impacts COGS)	$-	$10,731
Additional rent expense recognized due to the elimination of deferred rent and construction allowances in purchase accounting (impacts COGS)	2,324	2,422
Legal, accounting and sponsor fees, as well as other costs incurred as a result of the Merger (impacts SG&A)	872	1,966
Decrease in net sales due to the elimination of deferred revenue related to the Company's co-branded credit card program in purchase accounting (impacts net sales)	1,202	1,487
	$4,398	$16,606

OTHER NON-GAAP FINANCIAL MEASURES:

			as a % of Total Net Sales
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
	April 28, 2012	April 30, 2011	April 28, 2012	April 30, 2011
	($ in thousands)
Gross profit as reported	$121,824	$110,860	40.9%	41.0%
Acquisition-related adjustments	2,978	14,127	1.0%	5.2%
Gross profit excluding acquisition related adjustments (non-GAAP measure)	$124,802	$124,987	41.9%	46.2%

			as a % of Total Net Sales
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
	April 28, 2012	April 30, 2011	April 28, 2012	April 30, 2011
	($ in thousands)
SG&A as reported	$(91,739)	$(84,566)	-30.8%	-31.3%
Acquisition-related adjustments	5,212	6,110	1.8%	2.3%
SG&A excluding acquisition related adjustments (non-GAAP measure)	$(86,527)	$(78,456)	-29.1%	-29.0%

EXHIBIT E

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(Unaudited)

	13 Weeks Ended April 28, 2012
	Balance Before
	Consolidation of VIEs	Joint Venture*	Eliminations	As Reported
	(in thousands)
Net sales	$297,931	$2,143	$(2,323)	$297,751
Cost of goods sold, including buying and occupancy expenses	(176,049)	(242)	364	(175,927)
Gross profit	121,882	1,901	(1,959)	121,824
Selling, general and administrative expenses	(90,894)	(2,655)	1,810	(91,739)
Operating income	30,988	(754)	(149)	30,085
Interest income	48	11	-	59
Interest expense	(21,658)	-	-	(21,658)
Loss on extinguishment of debt	(1,237)	-	-	(1,237)
Other (expense) income, net	(42)	(24)	-	(66)
Income (loss) before income taxes	8,099	(767)	(149)	7,183
Income tax expense	(2,954)	(59)	-	(3,013)
Net income (loss)	5,145	(826)	(149)	4,170
Net loss attributable to noncontrolling interest	-	826	-	826
Net income (loss) attributable to The Gymboree Corporation	$5,145	$-	$(149)	$4,996

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING BALANCE SHEETS

(Unaudited)

	Balance Before Consolidation of VIEs	Joint Venture*	Eliminations	As Reported
	(in thousands)
Current assets	$327,746	$11,536	$(2,466)	$336,816
Non-current assets	1,746,957	857	-	1,747,814
Total assets	$2,074,703	$12,393	$(2,466)	$2,084,630

Current liabilities	$149,593	$9,098	$(2,317)	$156,374
Non-current liabilities	1,473,680	59	-	1,473,739
Total liabilities	$1,623,273	$9,157	$(2,317)	$1,630,113

Total stockholders’ equity	451,430	-	(149)	451,281
Noncontrolling interest	-	3,236	-	3,236
Total liabilities and stockholders’ equity	$2,074,703	$12,393	$(2,466)	$2,084,630

	Balance Before Consolidation of VIEs	Joint Venture*	Eliminations	As Reported
	(in thousands)
Current assets	$355,073	$6,692	$(983)	$360,782
Non-current assets	1,752,303	702	-	1,753,005
Total assets	$2,107,376	$7,394	$(983)	$2,113,787

Current liabilities	$187,812	$4,074	$(983)	$190,903
Non-current liabilities	1,474,189	56	-	1,474,245
Total liabilities	$1,662,001	$4,130	$(983)	$1,665,148

Total stockholders’ equity	445,375	-	-	445,375
Noncontrolling interest	-	3,264	-	3,264
Total liabilities and stockholders’ equity	$2,107,376	$7,394	$(983)	$2,113,787

* The joint venture includes the results of Gymboree (China) Commercial and Trading Co. Ltd. and Gymboree (Tianjin) Educational Information Consultation Co. Ltd.. While the Company does not control these two entities, they have been determined to be variable interest entities and their results have been consolidated by the Company.